410 N. Michigan Ave. Chicago, Illinois 60611, U.S.A News Announcement For Immediate Release Oil-Dri Completes Strategic Acquisition of Ultra Pet, Strengthening its Position in the Cat Litter Industry CHICAGO—(May 1, 2024)—Oil-Dri Corporation of America (NYSE: ODC) (“Oil-Dri”), a leading manufacturer of sorbent minerals including clay-based cat litter, announces the closing of its previously announced $46 million acquisition of Ultra Pet Company, Inc. (“Ultra Pet”), a prominent supplier of silica gel-based crystal cat litter. The transaction was financed through a combination of cash-on-hand and Oil-Dri’s existing credit facilities. To ensure the successful integration of Ultra Pet into Oil-Dri’s business, key leaders from both companies will leverage their expertise and resources to implement a unified strategy to expand the company’s presence in the rapidly growing crystal cat litter segment. The combined team will also focus on optimizing operations and blending cultures, with an emphasis on ethics and values. Daniel Jaffee, Oil-Dri’s President and Chief Executive Officer, stated, “We are thrilled to welcome Ultra Pet to the Oil-Dri family. The completion of this acquisition is a testament to the hard work and dedication of our teams, and it opens up a wealth of opportunities for growth and product innovation. As we become a key player in the crystal cat litter segment, our dedication to delivering superior quality products and services will continue to distinguish us as an industry leader. Furthermore, the cultures of both companies are well-aligned, as we share similar core values and a commitment to excellence. Together, we are poised to build on the success that Ultra Pet has achieved in growing their crystals cat litter business by expanding our combined customer base with this broader range of product offerings.” Richard Murbach, Ultra Pet’s Chief Executive Officer, added, “The Ultra Pet team is excited to become a part of Oil-Dri. The closing of this acquisition marks a pivotal moment towards the expansion of our crystal cat litter business. We look forward to combining our strengths and leveraging relationships and resources to enhance our product offerings and more effectively meet the needs of customers and consumers.” Oil-Dri expects to release earnings for its third quarter of fiscal 2024 after the close of the U.S. stock market on Thursday, June 6, 2024 and to host an earnings discussion, where it will provide additional details regarding the acquisition, via live webcast on Friday, June 7, 2024 at 10:00 am Central Time. Participation details will be posted on the Events page of Oil-Dri’s website approximately one week prior to the call. About Oil-Dri Corporation of America Oil-Dri Corporation of America, founded in 1941, is a leading manufacturer and supplier of specialty sorbent products for the pet care, animal health and nutrition, fluids purification, agricultural ingredients, sports field, industrial and automotive markets. Oil-Dri’s largest principal product is cat litter. Within the United States, Oil-Dri is the leading manufacturer of lightweight cat litter in units and the largest producer of private label coarse litter in both units and dollars. The company’s cat litter brands include Cat’s Pride and Jonny Cat. Oil-Dri is vertically integrated which enables the company to efficiently oversee every step of the process from research and development to supply chain to marketing and sales. With over 80 years of experience, the Company continues to fulfill its mission to Create Value from Sorbent Minerals. To learn more about Oil-Dri, visit oildri.com. About Ultra Pet Company, Inc. Ultra Pet Company, Inc. was established in 2003 and was formed to acquire Harvest Ventures, Inc. (founded in 1996) and Cedar Fresh Products, Inc. (established in 2003). The company’s product portfolio includes brands such as Ultra Pearls, Litter Pearls, Neon Litter, EcoKitty, and ZenKitty as well as many private label offerings. Ultra Pet sells to consumers both domestically and internationally through e-commerce and brick and mortar retail stores. To learn more about Ultra Pet, visit ultrapet.com. Forward-Looking Statements Certain statements in this press release may contain forward-looking statements, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, that are based on Oil-Dri’s current expectations, estimates, forecasts and projections about Oil-Dri’s future performance, business, beliefs and management’s assumptions. In addition, Oil- Dri, or others on Oil-Dri’s behalf, may make forward-looking statements in other press releases or written statements, or in Oil-Dri’s communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls and conference calls. Forward-looking statements can be identified by words such as “expect,” “outlook,” “forecast,” “would,” “could,” “should,” “project,” “intend,” “plan,” “continue,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “assume,” “potential,” “strive,” and similar references to future periods. Such statements are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially, including, but not limited to, those described in Item 1A, “Risk Factors” of Oil-Dri’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2024 and Oil-Dri’s most recent Annual Report on Form 10-K and from time to time in Oil-Dri’s other filings with the Securities and Exchange Commission. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, intended, expected, believed, estimated, projected, planned or otherwise expressed in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except to the extent required by law, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, changes in assumptions, or otherwise. “Oil-Dri”, “Cat’s Pride”, and “Jonny Cat” are registered trademarks of Oil-Dri Corporation of America. “Ultra Pearls”, “Litter Pearls”, “Neon Litter”, “EcoKitty”, and “ZenKitty” are registered trademarks of Ultra Pet Company, Inc. and its subsidiaries.

Contact: Leslie A. Garber Director of Investor Relations Oil-Dri Corporation of America InvestorRelations@oildri.com (312) 321-1515